UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LIVEPERSON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholder:

I am writing to inform you of an important development in connection with the Annual Meeting of Stockholders of LivePerson, Inc. (the “Company”) to be held on November 4, 2024, at 10:00 a.m., Eastern Time.

After the Company began mailing proxy materials relating to the Annual Meeting to stockholders, Ikon LP, a limited partnership of which Robert LoCascio is the sole owner (collectively with the other participants in its solicitation, “Ikon”), notified the Company that Ikon was withdrawing its nomination of two nominees for election to the Company’s Board of Directors. The withdrawal of Ikon’s nominees is not the result of any concessions by the Company or negotiated settlement with Ikon. Because this is a significant change from the information contained in the Company’s proxy statement, dated October 24, 2024, we are amending and supplementing the proxy statement with the enclosed supplement to proxy statement (the “supplement”) to provide updated information for the Annual Meeting.

We encourage you to read the accompanying supplement carefully and to vote “FOR” the Board of Directors’ two nominees, and in accordance with the Board of Directors’ recommendations on the other proposals on the Company’s GOLD proxy card, as soon as possible. It is important that your shares be represented at the meeting, and we appreciate your participation.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet or by signing, dating and returning the GOLD proxy card or GOLD voting instruction form. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. If you have already voted for the Company’s nominees, Karin-Joyce (K.J.) Tjon and Dan Fletcher, there is no need to vote again. Your previous vote will count. Any votes cast for the withdrawn nominees using a prior proxy card will be disregarded and not be counted. Only your latest dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Thank you for being a stockholder of the Company. Your vote and participation, no matter how many shares you own, are very important to us. We look forward to seeing you at the virtual Annual Meeting.

Sincerely,

By:	/s/ Jill Layfield

Name:	Jill Layfield

Title:	Chair of the Board

SUPPLEMENT TO PROXY STATEMENT

OF

LIVEPERSON, INC.

www.liveperson.com

ANNUAL MEETING OF STOCKHOLDERS

November 4, 2024

10:00 a.m. Eastern Time

GENERAL INFORMATION

On October 24, 2024, LivePerson, Inc. (the “Company”) filed a definitive proxy statement (the “proxy statement”), with the Securities and Exchange Commission (the “SEC”) relating to its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), and began mailing the proxy statement and related proxy card to stockholders. The purpose of this supplement to the proxy statement (the “supplement”) is to amend the proxy statement to revise and update certain information contained in the proxy statement as a result of the withdrawal by Ikon LP, a limited partnership of which Robert LoCascio is the sole owner (collectively with the other participants in its solicitation, “Ikon”), of its nominees for the Company’s Board of Directors.

This supplement should be read in conjunction with the proxy statement. All defined terms used but not defined in this supplement have the meanings ascribed to them in the proxy statement. Except as amended or supplemented by this supplement, all information set forth in the proxy statement remains materially unchanged and should be considered before casting your vote by proxy or in person at the Annual Meeting. To the extent that information in this supplement differs from information contained in the proxy statement, the information in this supplement shall supersede the information in the proxy statement.

If you have any questions regarding the proxy statement, this supplement or the gold proxy card, please contact MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

Withdrawal of Director Nominees by Ikon

On October 29, 2024, after the date of the proxy statement and the mailing of the proxy statement and related proxy card to stockholders, the Company’s counsel received a notice from Ikon’s counsel stating, among other things, that Ikon was withdrawing its nomination notice, dated July 5, 2024, thereby withdrawing its slate of nominees for election to the Board at the Annual Meeting in opposition to certain of the nominees recommended by the Board. As a result of such withdrawal, Ikon will not solicit stockholders in support of its nominees as it had previously indicated in its preliminary proxy materials filed with the SEC on August 20, 2024.

The withdrawal of Ikon’s nominees is not the result of any concessions by the Company or negotiated settlement with Ikon. Because this is a significant change from the information contained in the proxy statement, we are amending and supplementing the proxy statement with this supplement to provide updated information for the Annual Meeting.

Because Ikon has withdrawn its nomination notice and its director nominees, any votes cast in favor of the withdrawn nominees will be disregarded and not be counted. If you have already voted for the Company’s nominees, Karin-Joyce (K.J.) Tjon and Dan Fletcher, there is no need to vote again. Your previous vote will count. If you have not voted already, or if you have voted and wish to change your vote, please use the gold proxy card previously provided to you. The Board recommends that you vote FOR the two nominees for director recommended by the Board and as otherwise recommended by the Board in the proxy statement.

All stockholders are encouraged to review this supplement along with the proxy statement for more complete information with respect to the Annual Meeting. If you have already submitted your proxy card, you have the power to revoke it at any time before it is exercised as provided under the “Question and Answers—Can I change my vote or revoke my proxy?” section of the proxy statement.

Voting on Routine and Non-Routine Matters

If you own shares that are held in “street name” (that is, held for your account by a broker, bank or other nominee) as of the record date, then you will receive voting instructions from your broker, bank or other nominee. You can ensure that your shares are represented and voted at the Annual Meeting by following the voting instructions provided in the voting instructions form provided to you by the broker, bank or other nominee that holds your shares. If you do not provide voting instructions to your broker, then, under applicable rules, the broker, bank or other nominee that holds the shares may generally vote on “routine” matters (i.e., Proposal No. 2) but cannot vote on “non-routine” matters (i.e., Proposals No. 1, 3, 4, 5, 6 and 7). If the brokerage firm, bank or other nominee that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that broker, bank or other nominee will inform the inspector of election of the Annual Meeting that it does not have the authority to vote on the matter with respect to the shares. This is generally referred to as a “broker non-vote.”

The following proposals are matters that are considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on a non-routine matter, and therefore broker non-votes may exist in connection with the following proposals:

•	Proposal 1. To elect two Class III directors to serve until the Company’s 2027 Annual Meeting of Stockholders and until such directors’ successors shall have been duly elected and qualified.

•	Proposal 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

•	Proposal 4. To ratify the Company’s Tax Benefits Preservation Plan so that it may remain in effect through January 21, 2027, unless earlier terminated by the Company’s Board of Directors.

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Proposal 5. To approve the amendment and restatement of the 2019 Stock Incentive Plan, including to increase the number of shares available for issuance thereunder and to make certain other changes thereto.

•

Proposal 6. To approve the amendment and restatement of the 2019 Employee Stock Purchase Plan, including to increase the number of shares available for issuance thereunder and to make certain other changes thereto.

•	Proposal 7. To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers as permitted by Delaware law.

Proposal 2, to ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, is considered a routine matter. A brokerage firm, bank or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal 2.

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PLEASE RETURN THE GOLD PROXY CARD TODAY

The Board unanimously recommends that you vote on the GOLD proxy card:

“FOR” each of the Company’s nominees—Karin-Joyce (K.J.) Tjon and Dan Fletcher—to be elected as Class III directors;

“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

“FOR” the ratification of the Company’s Tax Benefits Preservation Plan so that it may remain in effect through January 21, 2027 unless earlier terminated by the Company’s Board of Directors;

“FOR” the approval of an amendment and restatement of the 2019 Stock Incentive Plan, including to increase the number of shares available for issuance thereunder and to make certain other changes thereto;

“FOR” the approval of an amendment and restatement of the 2019 Employee Stock Plan, including to increase the number of shares available for issuance thereunder and to make certain other changes thereto; and

“FOR” the approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers as permitted by Delaware law.

If you have any questions or need assistance voting your proxy, please contact MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the Annual Meeting.

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Call Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

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